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                          HEALTHY PLANET PRODUCTS, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                   EXHIBIT II


                                                           Three Months      Three Months     Nine Months       Nine Months
                                                              Ended             Ended            Ended             Ended
                                                          Sept. 30, 1995    Sept. 30, 1994   Sept. 30, 1995    Sept. 30, 1994
                                                          --------------    --------------   --------------    --------------
Primary earnings per share
      Net income                                            $1,386,678        $  577,630      $1,758,207       $  660,347
     Cumulative dividends on preferred stock                    --                 --             (6,755)          (6,755)
                                                            ----------        ----------      ----------       ----------
Income applicable to common stock                           $1,386,678        $  577,630      $1,751,452       $  653,592
                                                            ==========        ==========      ==========       ==========

Shares
      Weighted average number of common
            shares outstanding                               1,701,061         1,522,216       1,625,387        1,522,031
      Add dilutive effect of conversion of preferred
            stock and outstanding options and warrants,
            as determined by the application of the
            treasury stock method                              370,134           427,821         424,756          426,385
                                                            ----------        ----------      ----------       ----------

                                                             2,071,195         1,950,037       2,050,191        1,948,416
                                                            ==========        ==========      ==========       ==========

Primary earnings per share                                  $      .67        $      .30      $      .85       $      .33
                                                            ==========        ==========      ==========       ==========

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